OFFICER’S CERTIFICATE

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto (each, a “Servicing Agreement”), for which Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, has engaged Berkeley Point Capital LLC dba Newmark, as Primary Sub-Servicer or Limited Primary Sub-Servicer (as reflected on Schedule I hereto) (the “Primary & Limited Primary Sub-Servicer”), the undersigned, Ronald Steffenino, Vice Chairman of Berkeley Point Capital LLC dba Newmark, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.
A review of the activities of the Primary & Limited Primary Sub-Servicer during the preceding calendar year (the “Reporting Period”) and of its performance under the applicable Servicing Agreement has been made under my supervision; and
2.
To the best of my knowledge, based on such review, the Primary & Limited Primary Sub-Servicer has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Berkeley Point Capital LLC dba Newmark	Dated: February 22, 2024
/s/ Ronald Steffenino
Ronald Steffenino Vice Chairman

Schedule I

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Primary Sub-Servicer for Midland Loan Services a Division of PNC Bank, National Association:

COMM 2014-CCRE17 Mortgage Trust

COMM 2014-UBS4 Mortgage Trust

COMM 2015-LC19 Mortgage Trust

COMM 2015-CCRE23 Mortgage Trust

COMM 2015-CCRE27 Mortgage Trust

CFCRE 2016-C7 Mortgage Trust

CCUBS Commercial Mortgage Trust 2017-C1

UBS Commercial Mortgage Trust 2018 C12

BMARK 2018 B3

UBS 2018 C14

MSC 2019 L2 Commercial Mortgage Trust

GS Mortgage Securities Trust 2014-GC24

COMM 2014-CCRE19 Mortgage Trust

GS Mortgage Securities Trust 2015-GC30

COMM 2015-LC21 Mortgage Trust

Citigroup 2016-C3 Mortgage Trust

Citigroup Comm. Mortgage Trust 2017-C4

UBS Commercial Mortgage Trust 2018 C8

UBS Commercial Mortgage Trust 2018 C9

MSCI 2018 L1

MSCI 2018 H4 Commercial Mortgage Trust

Commercial Mortgage Pass-Through Certificates; Newmark as Limited Primary Sub-Servicer for Midland Loan Services a Division of PNC Bank, National Association:

COMM 2013 CCRE 7 COMM 2013 LC 6 COMM 2014 CCRE 19 GSMS 2014 GC 24 GSMS 2015 GC 30 COMM 2015 CCRE 27 CFCRE 2016 C7 CCUBS 2017 C1 UBS 2018 C11 MSCI 2018 L1 MSCI 2019 H6 2019 CF3 CCRE	COMM 2013 CCRE 8 COMM 2014 CCRE 15 COMM 2014 UBS 4 COMM 2015 LC 19 COMM 2015 LC 21 GSMS 2015 GS 1 CGCMT 2017 C4 UBS 2018 C8 CGCMT 2018 C5 MSCI 2018 H4 MSCI 2019 H7 2020 L4 CCRE	COMM 2013 CCRE 11 COMM 2014 CCRE 17 COMM 2014 CCRE 21 COMM 2015 CCRE 23 GSMS 2015 GC 32 CGCMT 2016 C3 UBS 2017 C5 UBS 2018 C9 UBS 2018 C13 MSCI 2019 L2 DMARC 2019 CD8 CF 2020 P1 CCRE